Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 Registration Statement on Form S-1 of GeoPetro Resources Company of our report, dated March 20, 2006, relating to our audits of the consolidated financial statements of GeoPetro Resources Company for the year ended December 31, 2005.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus which is part of this Registration Statement.

/s/ Hein & Associates LLP

Hein & Associates LLP

Irvine, California

September 18, 2006